Exhibit 1.1

2,400,000 Shares of Common Stock

BCB BANCORP, INC.

Common Stock, no par value per share

UNDERWRITING AGREEMENT

October 29, 2015

SANDLER O’NEILL & PARTNERS, L.P.

as Representative of the several Underwriters

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

BCB Bancorp, Inc. a New Jersey corporation (the “Company”) confirms its agreement with Sandler O’Neill & Partners, L.P. (“Sandler”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Sandler is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 2,400,000 shares of Common Stock, no par value per share, of the Company (“Common Stock”) in the respective amounts set forth in Schedule A hereto, and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 360,000 additional shares of Common Stock in the respective amounts set forth in Schedule A hereto. The aforesaid 2,400,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 360,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Underwriting Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-199424), which registration statement has been declared effective by the Commission under the Securities Act of 1933, as amended (the “1933 Act”), covering the registration of the Securities. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the Act), is hereinafter referred to as the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term “Base

1

Prospectus” shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date. “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus, together with the Base Prospectus; the term “Prospectus” means the final prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, together with the Base Prospectus. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. For purposes of this Underwriting Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Underwriting Agreement:

“Applicable Time” means 4:30 p.m. (Eastern time) on October 29, 2015, or such other time as agreed by the Company and Sandler.

“General Disclosure Package” means any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Preliminary Prospectus relating to the Securities dated October 27, 2015 and the information identified on Schedule C hereto, all considered together.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the

2

Registration Statement, such Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties and Agreements.

The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, and (B) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Company satisfies the registrant eligibility requirements for the use of Form S-3 under the 1933 Act set forth in General Instruction I.A to such form and the transactions contemplated by this Underwriting Agreement and satisfies the transaction eligibility requirements for the use of Form S-3 as set forth in General Instruction I.B.1 to such form. The Company has filed with the Commission the Registration Statement on Form S-3, including a Base Prospectus, for registration under the 1933 Act of the offer and sale of the Securities, and the Company may have filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Underwriters. Such Registration Statement, as so amended, has been declared effective by the Commission, and the Securities have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. The Base Prospectus includes all information required by the 1933 Act and the rules and regulations of the Commission thereunder to be included therein as of the Effective Date. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

After the execution of this Underwriting Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final prospectus supplement to the Base Prospectus included in such Registration Statement relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Representative prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Representative, prior to the date hereof, will be included or made therein. If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement is not effective, (A) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (B) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the 1933 Act, or the Commission has received payment of such filing fee.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time

3

(and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, when considered together with any Preliminary Prospectus, and the Prospectus, any Preliminary Prospectus and any supplement thereto, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of jurisdictions in which the Prospectus and such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Securities in such jurisdictions. Neither the General Disclosure Package nor any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, each as of the Applicable Time, nor the Prospectus nor any amendments or supplements thereto at the time the Prospectus as of its date or any date such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, the Prospectus or any amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Sandler expressly for use therein, it being understood that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) are (i) its name on the front and back covers of the Prospectus and in the table in the section entitled “Underwriting,” (ii) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and the information contained under the caption “Underwriting – Passive Market Making” (iii) the Underwriters’ reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part in the Prospectus under the section entitled “Underwriting,” and, (iv) the effecting of stabilization transactions, over-allotment transactions, syndicate covering transactions and, if applicable, penalty bids in which the Underwriter may engage, as described in the Prospectus in the section entitled “Underwriting” (such information collectively referred to herein as the “Underwriter Information”).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

4

(ii) Issuer-Represented Free Writing Prospectuses. Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies Sandler, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Registration Statement, at the time the Registration Statement became effective, with the Prospectus at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), and with the General Disclosure Package as of the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. Baker Tilly Virchow Krause, LLP (“Baker Tilly”), the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board. To the knowledge of the Company, Baker Tilly’s registration has not been suspended or revoked and there has been no request for such registration to be withdrawn. The Company has been advised by such accountants that they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) with respect to the Company.

(v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries at the dates indicated and the statements of financial condition, operations, comprehensive income, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods specified. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the Company; and pro forma financial statements are not required, pursuant to either Article 8 or Article 11 of

5

Regulation S-X under the 1933 Act, to be included in the Registration Statement, the General Disclosure Package or the Prospectus. To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable, in each case, in all material respects. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no liabilities or obligations incurred, direct or contingent, nor transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice and dividends on the Company’s noncumulative perpetual preferred stock, Series A, B and C, in amounts per share that are required by the terms of such preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of New Jersey and has corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each of the Company’s significant subsidiaries (for purposes of this Underwriting Agreement, as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate or other power and authority to own its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly registered or otherwise qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The only significant subsidiaries of the Company are the subsidiaries listed on Schedule D hereto.

6

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of any preemptive or similar right of any securityholder of such subsidiary.

(x) Authorization of Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute the valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles relating to availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as any indemnification or contribution provisions thereof may be limited under applicable securities and regulatory laws.

(xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly and validly authorized and, when issued and delivered against payment of the consideration set forth herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the latest dated Registration Statement, the General Disclosure Package and the Prospectus; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or bylaws or other organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties, assets or operations of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body,

7

regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Underwriting Agreement by the Company and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties, assets or operations of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (y) the provisions of the certificate of incorporation or bylaws or other organizational documents of the Company or any subsidiary or (z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except with respect to (z) above, for such actions that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or obligation of the Company or any of its subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of indebtedness or obligation by the Company or any subsidiary prior to its scheduled maturity.

(xiii) Absence of Labor Dispute. Except as may be set forth in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, would, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any subsidiary, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which might, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Underwriting Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected, singularly or in the aggregate, to result in a Material Adverse Effect.

(xv) Accuracy of Contracts; Exhibits. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents

8

to which the Company or any of its subsidiaries are a party are accurate in all material respects. There are no contracts, instruments or other documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property and similar rights, including registrations and applications for registration thereof necessary to carry on the business now operated by them (collectively, “Intellectual Property”), except where the failure to own or possess such rights or to acquire them are not reasonably expected to have, singularly or in the aggregate, a Material Adverse Effect. Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, to the knowledge of the Company neither the Company nor its subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Intellectual Property of the Company is provided to the Company and its ssubsidiaries and no person has asserted, or to the Company’s knowledge threatened to assert, any claim against the Company or any of its Subsidiaries that (i) the Company or any of its Subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, or (ii) the Company or any of its Subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided. To the Company’s knowledge, except for nonmaterial instances, no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its Subsidiaries.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offer, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Underwriting Agreement, except (i) such as have been already obtained, (ii) as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (iii) as may be required under the rules and regulations of NASDAQ, or (iv) other non-U.S. laws applicable to the purchase of the Securities outside the U.S.

(xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation) necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singularly

9

or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any material statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, singularly or in the aggregate, reasonably be likely to have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all personal property owned by them, in each case, free and clear of all liens, defects or encumbrances except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere to any material extent with the use made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, with such exceptions as do not interfere to any material extent with uses currently being made of such real property and buildings by the Company or its subsidiaries.

(xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local environmental laws and regulations, including without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, “Environmental Laws”), except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Company does not know of any circumstances that would materially increase the cost of such compliance or that would prevent or interfere with such compliance in the future in a manner or to an extent that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (B) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the

10

Company or any of its subsidiaries relating to any Environmental Laws that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(xxii) Taxes. Except as may be set forth in the Registration Statement, the General Disclosure Package or the Prospectus, all income tax returns of the Company and its subsidiaries required by applicable U.S. federal, state or material local law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state or material local law except insofar as the failure to file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxiii) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for where such refusal had or is reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and the Company has no reason to believe that they or any subsidiary will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxiv) Statistical and Market Data. The statistical and market related data contained in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes, after reasonable inquiry, are reliable and accurate.

(xxv) Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(xxvi) Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting, as defined in Rule 13a-15 under the 1934 Act, that complies with the requirements of the 1934 Act to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in

11

conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, General Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Further, based on its most recent evaluation of the internal control over financial reporting, as required by Rule 13a-15 under the 1934 Act, the Company is not aware of (i) any significant deficiency in the design or operation of the internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in the internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxvii) Disclosure Controls and Procedures. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since June 30, 2015, there have been no significant changes in internal controls or in other factors that have materially affected, or reasonably likely to significantly affect internal controls.

(xxviii) Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, that currently are effective and applicable to it.

(xxix) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

12

(xxx) Anti-bribery Laws. Neither the Company, its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any anti-bribery laws, including but not limited to (i) any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (the “Convention”), (ii) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and (iii) any other law, rule or regulation of any locality of similar purpose and scope, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Convention, the FCPA and similar laws, rules or regulations and the Company, its subsidiaries and affiliates have conducted their businesses in compliance with the Convention, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxi) Money Laundering Laws. Each of the Company, its subsidiaries, its affiliates, and to the best knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and its participation in the offering will not violate, any anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by any intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to such anti-money laundering laws is pending or, to the best knowledge of the Company, threatened. Each of the Company, its subsidiaries and its affiliates has instituted and maintains policies and procedures designed to ensure continued compliance with anti-money laundering laws.

(xxxii) No Registration Rights. Except as described in the latest dated of the Registration Statement, the General Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxiii) No Preemptive Rights; Convertible. There are no authorized or outstanding preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries except for such rights as have been duly waived and are

13

described in the Registration Statement, General Disclosure Package and Prospectus. All such waivers are in full force and effect on the date hereof.

(xxxiv) No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, and to the knowledge of the Company, nor any affiliates of the Company or its subsidiaries, have taken, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities (except that no representation is made as to the activities of the Underwriters).

(xxxv) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offer and sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by Sandler.

(xxxvi) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvii) Fees. Other than as contemplated by this Underwriting Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Underwriting Agreement.

(xxxviii) ERISA. The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) established or maintained by the Company or any of its subsidiaries or ERISA Affiliates; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” established or maintained by the Company and its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and, to the knowledge of the Company and its subsidiaries, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.

(xxxix) Bank Holding Company Act; Banking Regulation. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as

14

amended. The Company’s subsidiary, BCB Community Bank (the “Bank”), has been duly chartered and is validly existing as a state-chartered bank in good standing under the laws of the state of New Jersey with the requisite power and authority to own, lease and operate its properties and to conduct its business as a state-chartered bank under the laws of the state of New Jersey as described in the Registration Statement, the General Disclosure Package and the Prospectus. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “FRB”) set forth in Title 12 of the Code of Federal Regulations. The Bank is the only depository institution Subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System.

(xl) No Regulatory Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Federal Deposit Insurance Corporation (“FDIC”)) or the supervision or regulation of the Company or any of its subsidiaries that currently restricts in any material respect the conduct of its business or related to its capital adequacy, credit policies or management; (B) neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission; and (C) there is no unresolved violation, criticism or exception by any such Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect.

(xli) Compliance with Applicable Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the FDIC, the New Jersey Department of Banking and Insurance , and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity). Neither the Company nor its subsidiaries has received any written communication from any Governmental Entity asserting that the Company or any subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect.

15

(xlii) Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xliii) OFAC. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, and will cause all of its subsidiaries not to, knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliv) Investment Securities. Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xlv) Derivative Securities. Except as would not reasonably be expected to result in a Material Adverse Effect, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlvi) Subsidiary Dividend Restrictions. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any Governmental Entity (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such

16

subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xlvii)  Convertible Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

(xlviii)  Statements in Registration Statement.  The (A) descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents, (B) statements in the Registration Statement, the General Disclosure Package and the Prospectus under “Description of the Securities―Common Stock,” “Description of Global Securities,” “Regulation and Supervision,” “Plan of Distribution,” and “Risk Factors ” and (C) statements in the Registration Statement under Item 15, in each case insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xlix) Contracts. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(l) Transactions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a binding letter of intent, term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(li) Regulatory Matters. As of the date of this Agreement, the Company’s insured depository institution subsidiary, the Bank, is “well capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)), and met or exceeded all applicable regulatory capital requirements. Neither the Company nor any of its subsidiaries is, nor is the Company or any of its subsidiaries aware of any facts or circumstances that exist that would cause the Company or any subsidiary to be, (i) not in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory,” or (ii) not in satisfactory compliance in any respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Bank, pursuant to 12 C.F.R. Part 364.

17

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $9.40, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities; provided, however, the purchase price per share will be $9.85 for the 391,000 Initial Securities that will be purchased at the Time of Delivery by the directors, executive officers and employees of the Company.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 360,000 shares of Common Stock, as set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities, at a purchase price per share of $9.40, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for the Initial Securities shall be made pursuant to Section 2(d) below, delivery of the Initial Securities shall be made to the Designated Office (as defined below), and the documents to be delivered at the Closing Time (as defined below) shall be made at the offices of Day Pitney LLP, One Jefferson Road, Parsippany, New Jersey 07054, or at such other place as shall be agreed upon by Sandler and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for the Option Securities shall be made pursuant to Section 2(d) below, delivery of the Option Securities shall be made to the Designated Office, and the documents to be delivered on the Date of Delivery shall be made at the above-mentioned

18

offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

(d) Denominations; Registration. The Securities to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least one full business day prior notice before the Closing Time or the relevant Date of Delivery, as the case may be, to the Company, shall be delivered by or on behalf of the Company to the Representative for the respective accounts of the Underwriters, through the facilities of the Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Representative at least one business day in advance. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by Sandler in the City of New York at the office of DTC or its designated custodian (the “Designated Office”) not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Sandler, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants

(a) Covenants of the Company. The Company covenants with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing

19

under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any Preliminary Prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, as many signed copies as the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and as many signed copies as the Underwriters may reasonably request of all consents and certificates of experts, and will also deliver to the Representative, without charge, as many conformed copies as the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Preliminary Prospectus or the Prospectus in order that such Preliminary Prospectus or Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is

20

delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Preliminary Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or any Preliminary Prospectus or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or contained or would contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(vi) Blue Sky Qualifications. The Company will take such action as the Underwriters may reasonably request, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement or as long as may be necessary to complete the distribution of Securities, whichever is shorter; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

21

(viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds”.

(ix) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the NASDAQ Global Market and to remain in compliance in all material respects with the requirements of the NASDAQ Global Market for continued listing of the Common Stock thereon.

(x) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Sandler, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any share of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or exercise any right with respect to the registration thereof, or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, General Disclosure Package and Prospectus, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (D) the filing of a registration statement on Form S-8, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company under stock plans disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the issuance of securities in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or (F) the issuance of securities in connection with joint ventures, commercial relationships or other strategic transactions.

(xi) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet in all material respects the requirements of, the 1934 Act and the 1934 Act Regulations.

(xii) Lock-up Agreements. The Company agrees to enforce its rights under any existing registration rights agreements or shareholders’ agreement to the extent applicable to restrict the transfer of securities within the 90-day period following the Closing Date.

22

(xiii) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative is hereinafter referred to as an “Permitted Free Writing Prospectus”. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(xiv) DTC. The Company shall use its reasonable best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry only form through the facilities of DTC.

(xv) Transfer Agent. The Company shall maintain a registrar and transfer agent for the Securities.

(b) Covenants of the Underwriters. Each Underwriter severally represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus prepared pursuant to this agreement (including any electronic road show), or (iii) any free writing prospectus prepared by the Representative and approved by the Company in advance in writing. Notwithstanding the foregoing, the Company consents to the use by the Underwriters of a free writing prospectus that contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, to the extent applicable, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants,

23

(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, including any related filing fees and the reasonable legal fees of, and disbursements by, counsel to the Underwriters, (xi) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC and the inclusion of the Securities in the Nasdaq Global Market, and (xii) all reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel for the Underwriters, marketing and travel expenses, up to, in the aggregate, a maximum of $175,000.

(b) Termination of Agreement. If this Underwriting Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, not to exceed, in the aggregate, $175,000.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A Prospectus containing the information that was omitted from the Registration Statement at the time it became effective pursuant to Rule 430A under the 1933 Act but that is deemed to be part of the Registration Statement (the “Rule 430A Information”) shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective

24

amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Covington & Burling LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request, each in form and substance satisfactory to counsel for the Underwriters.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Day Pitney LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative.

(d) No Material Adverse Effect. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus as of the execution of this Underwriting Agreement or the Applicable Time, a Material Adverse Effect.

(e) Officer’s Certificate. The Company shall have furnished a certificate of a senior executive officer of the Company, in his or her capacity as such, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representative shall have received from Baker Tilly a letter dated the date hereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and General Disclosure Package.

(g) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Baker Tilly a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time with respect to the financial statements and certain financial information contained in the Prospectus.

(h) Listing of Common Stock. The Common Stock (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

(i) No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

25

(j) Lock-up Agreements. At the date of this Underwriting Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(k) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Underwriting Agreement.

(l) No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(m) Good Standing. The Representative shall have received at or near Closing Time satisfactory evidence of the good standing of the Company and each of its subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Underwriting Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission, in compliance with Rule 462(b), on the date of this Underwriting Agreement and shall have become effective automatically upon such filing.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of a senior executive officer of the Company, in his or her capacity as such, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The opinion of Covington & Burling LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for the Underwriters. The favorable opinion of Day Pitney LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Baker Tilly, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

26

(v) No Termination Event. There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a).

(vi)  Good Standing.  Satisfactory evidence of the good standing of the Company and each of its subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(p) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably request.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 11, 12, 13, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”), its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below as follows:

(i) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, the Prospectus, or the General Disclosure Package (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, the Prospectus, the General Disclosure Package (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

27

(ii) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel chosen by Sandler), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to and the Company shall not be liable for any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

The obligations of the Company under this Section and Section 7 below shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the several obligations of the Underwriters under this Section and Section 7 below shall be in addition to any liability which the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the 1933 Act.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers and employees who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials prepared in reliance upon and in conformity with the Underwriter Information and will reimburse Company for any legal or other expenses reasonably incurred by Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against

28

it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Sandler, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

29

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Underwriting Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer and employee of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall

30

remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Underwriting Agreement.

(a) Termination; General. The Representative may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or if trading generally on the New York Stock Exchange or on NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Default By One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

31

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Underwriting Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, attention of the General Counsel; notices to the Company shall be directed to it at 104-110 Avenue C, Bayonne, New Jersey 07002, attention of the Chief Executive Officer.

SECTION 12. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons, officers and directors and other persons or entities referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons, officers and directors and other persons or entities and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Underwriting Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of the Company’s shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or

32

will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Underwriting Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

SECTION 16. General Provisions. This Underwriting Agreement constitutes the entire agreement of the parties to this Underwriting Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Underwriting Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Underwriting Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Underwriting Agreement by the parties hereto and may be used in lieu of the

33

original signature pages to this Underwriting Agreement for all purposes. This Underwriting Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signatures appear on the following page.]

34

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

Very truly yours,

BCB BANCORP, INC.

By:	/s/ Thomas M. Coughlin
	Name:	Thomas M. Coughlin
	Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

For itself and as Representative of the other Underwriters named in Schedule A hereto

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: An Officer of the Corporation

35

SCHEDULE A

[To be provided separately]

36

SCHEDULE B

Issuer-Represented General Free Writing Prospectus

[To be provided separately]

37

SCHEDULE C

Pricing Terms

[To be provided separately]

38

SCHEDULE D

List of Subsidiaries

1.	BCB Community Bank

2.	BCB Holding Company Investment Corp.

3.	Pamrapo Service Corporation

4.	BCB New York Asset Management, Inc.

39

SCHEDULE E

List of persons and entities subject to lock-up

[To be provided separately]

40

EXHIBIT A

FORM OF COMPANY COUNSEL OPINION

[To be provided separately]

41

EXHIBIT B

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR

OTHER SHAREHOLDERS PURSUANT TO SECTION 5(j)

[To be provided separately]

42